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                                  EXHIBIT 3.2.
                                  ------------

                              AMENDED AND RESTATED

                               CODE OF REGULATIONS

                                       OF

                          RESOURCE GENERAL CORPORATION

                       ARTICLE I Meetings of Shareholders
                       ----------------------------------

         Section 1.  ANNUAL MEETINGS.

         The annual meeting of the shareholders for the election of directors, for the consideration of the reports to be laid before such meeting, and for the transaction of such other business as may properly come before such meeting, shall be held on the first Thursday in May or on such other date as may be fixed by the Board of Directors.

         Section 2.  SPECIAL MEETINGS.

         Special meetings of the shareholders shall be held whenever called by any of the following: President, Chairman of the Board, a majority of the directors, and persons who hold at least one-quarter of the outstanding common shares of the Company.

         Section 3.  PLACE OF MEETINGS.

         All meetings of shareholders shall be held at the principal office of the Company in Ohio, unless otherwise provided by a majority of the directors. Meetings of the shareholders may be held outside of the State of Ohio.

         Section 4.  NOTICE OF MEETINGS.

                  (A) A written notice stating the time, place and purpose of every meeting of the shareholders shall be given either by personal delivery or by mail, not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting by, or at the direction of the President or the Secretary of the Company. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Company. If any meeting is adjourned to another time or place, no further notice as to such


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adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

                  (B) Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the delivery or mailing of such request, the persons calling the meeting may fix the time of meeting and give notice thereof as provided in Division (A) of this section. or cause such notice by any designated representative.

                  (C) Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

         Section 5.  QUORUM.

         At any meeting of shareholders the holders of a majority of the common shares of the Company then outstanding and entitled to vote who are present in person or represented by proxy, shall constitute a quorum for all purposes, but no action required by law or by the Articles of Incorporation to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class. may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         Section 6.  SHAREHOLDERS ENTITLED TO VOTE.

         At each meeting of shareholders, every shareholder of record of shares entitled to vote shall be entitled to such number of votes with respect to each share standing in his name on the books of the Company on each matter properly submitted to the shareholders for their vote as the Articles of Incorporation provide.



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         Section 7.  CUMULATIVE VOTING.

         If notice in writing is given by any shareholder to the President, Vice President, or the Secretary of the Company, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors, if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

         Section 8.  VOTES NECESSARY.

         At all elections of directors, the candidates receiving the greatest number of votes shall be elected. All other questions shall be determined by a majority vote of the shares entitled to vote except where a greater number or proportion is required by the Ohio Revised Code.

         Section 9.  PROXIES.

         At meetings of the shareholders, any record holder of shares as to which he is entitled to vote may be represented and may vote by a proxy or proxies appointed by an instrument in writing if such instrument is filed with the Secretary before the person holding such proxy votes thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified thereon the length of time it is to continue in force.

         Section 10.  ORDER OF BUSINESS.

         The order of business at all meetings of shareholders shall be determined by the presiding officer unless otherwise determined by a vote of a majority in interest of shareholders entitled to vote who are present in person or represented by proxy at such meeting.

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         Section 11.  ACTION WITHOUT MEETING.

         Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose and who would be entitled to vote thereat.

                              ARTICLE II Directors
                              ---------- ---------

         Section 1.  POWERS.

         Except where the law, the Articles, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Company shall be exercised by, or as directed by the Board of Directors. Without prejudice to the general powers conferred by or implied in the preceding section, the Directors, acting as a Board, shall have power.

                  (A) To fix, define and limit the powers and duties of all officers and to fix the salaries of all officers;

                  (B) To appoint, and at their discretion, with or without cause, to remove, or suspend, such subordinate officers, assistants, managers, agents and employees as the Directors may from time to time deem advisable, and to determine their duties and fix their compensation;

                  (C) To require any officer, agent or employee of the Company to furnish a bond for faithful performance in such amount and with such sureties as the Board may approve;

                  (D) To designate a depository or depositories of the funds of the Company and the officer or officers or other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages, and other instruments on behalf of the Company;

                  (E) To appoint and remove transfer agents and/or registrars for the Company's shares;

                  (F) To establish such rules and regulations respecting the issuance and transfer of shares and certificates for shares as the Board of Directors may consider reasonable.

         Section 2.  NUMBER OF DIRECTORS.

         A Board of not less than 3 nor more than 9 shall be chosen by ballot at the annual meeting of the shareholders or at any meeting held in lieu thereof as hereinafter provided. One


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third of the Directors of this company shall be elected to three (3) year terms by the shareholders, for each corporate year, which number shall be fixed by vote at the annual meeting of shareholders for the first election hereunder to be divided into one, two and three year terms. The shareholders may, at a special meeting held for that purpose during any such year, increase or decrease the number of Directors as thus fixed but no reduction of the number of Directors shall have the effect of shortening the term of any incumbent director. If the number of Directors to be elected by the shareholders is increased at any such annual meeting or special meeting of the shareholders, the additional Director(s) may be elected by the shareholders at such meeting, or in the event the shareholders shall fail to elect such additional Directors at such meeting, such additional Directors may be elected as prescribed in Section 4 hereof. At a meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election as Directors. Except as otherwise provided in Section 3 hereof, each Director shall hold office for a term of three (3) years and until his successor is duly elected and qualified. Directors need not be either residents of the State of Ohio or shareholders of this Company.

         Section 3.  REMOVAL OF DIRECTORS.

         All the Directors, or all the Directors of a particular class, or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of shares entitling them to exercise a majority of the voting power for the election of directors; provided, that unless all the Directors, or all the Directors of a particular class, are removed, no individual Director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, or all the Directors of a particular class, as the case may be, would be sufficient to elect at least one Director.

         Section 4.  VACANCIES.

         In case of any vacancy among the Directors, including a vacancy caused by an increase in the number of Directors at a time other than at the annual meeting, the remaining Directors, though less than a majority of the whole authorized number of Directors, by an affirmative vote


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of the majority thereof, may elect a Director to fill such vacancy to hold office until the next annual election and until his successor shall be elected.

         Section 5.  POWER TO ADOPT BY-LAWS.

         The Board of Directors may adopt and amend from time to time, By-Laws for its government, consistent with this Code of Regulations, the Articles of Incorporation, and the laws of Ohio.

         Section 6.  MEETINGS.

         After each annual election of Directors, the Directors shall meet as soon as practicable for the purpose of organization, the election and appointment of officers and the transaction of other business. The Directors shall hold such other meetings from time to time as the Directors may deem necessary, and such meetings as may from time to time be called by the Chairman of the Board, President, Vice President or any two Directors. Meetings may be held at the principal office of the Company or at such other place within or outside the State of Ohio as a majority of the Directors may, from time to time, determine. The President or Secretary shall give each Director notice of each meeting of the Directors either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting. Notice of the time, place and purpose of any meeting of the directors may be waived by any Director.

         Section 7.  COMMITTEES.

         The Directors may, from time to time, appoint an Executive Committee or any other committee of the Directors, to consist of not less than three Directors, and may delegate to any other committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors, or in any committee of the Directors. Any such committee shall at all times act under the direction and control of the Directors and shall make reports to the Directors of its acts, which reports shall form a part of the records of the Company.

         Section 8.  QUORUM.

         At all meetings of the Directors, a majority of all the Directors then in office shall constitute a quorum, but less than such majority may adjourn the meeting of the Directors from time to time, and at any adjourned meeting any business may be transacted as if the meeting


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had been held as originally called. The action of a majority of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as other wise may be provided by law, the Articles, or in this Code of Regulations.

         Section 9.  COMPENSATION OF DIRECTORS.

         By the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, the Directors shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Company by Directors and officers, or to delegate such authority to one or more officers or Directors.

         Section 10.  INDEMNIFICATION.

         Each Director, officer and employee, whether or not then in office (and his heirs, executors and administrators) shall be indemnified by the Company against costs and expenses (including counsel fees) reasonably incurred by him, and shall be reimbursed by the Company for any such costs or expenses paid by him, in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director, officer or employee of the Company or by reason of having served at the request of the Company as a Director, officer or employee of the Company or by reason of his having served at the request of the Company as a Director or officer of another company, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duty as such director, officer or employee. The foregoing qualification shall not prevent a settlement by the Company prior to final adjudication when such settlement appears to be in the interest of the Company. The foregoing right of indemnification shall also cover amounts paid by any director, officer or employee (or his heirs, executors, or administrators) in settlement of any such action, suit or proceeding if the Company shall have previously given its written approval thereof, and shall not be exclusive of other rights to which any director, officer or employee may be entitled as a matter of law.

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         Section 11.  ACTION OF DIRECTORS WITHOUT A MEETING.

         Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the Directors.

                              ARTICLE III Officers
                              ----------- --------

         Section 1.  EXECUTIVE OFFICERS.

         The executive officers of the Company shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers and assistant officers as the Directors may, in their judgment, consider necessary. The same person may hold any two or more offices of the Company. Officers may be elected at any time, but as soon as is convenient after a meeting of shareholders at which a majority of Directors are elected, the Directors shall hold a meeting at which they shall consider the election of officers.

         Section 2.  TENURE OF OFFICERS.

         Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the Directors then in office; such removal, however, shall be without prejudice to the contract rights of the person so removed, if any.

         Section 3.  CHAIRMAN OF THE BOARD AND/OR PRESIDENT.

         The Chairman of the Board and/or President shall be the active executive officer of the Company and shall exercise supervision over the business of the Company and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders and, in the absence of, or if a Chairman of the Board shall not have been elected, the President shall preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by the General Corporation Act and such others as the Board of Directors may from time to time assign him.

         Section 4.  SECRETARY.

         The Secretary shall: keep books for the transfer of shares and keep the share certificate book, the stock register and such other books and records as may be necessary in order to keep


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an accurate record of shareholders; keep minutes of all proceedings of the shareholders and Directors; give notices for the Company; issue and attest all certificates of shares; and in general perform all the duties usually incident to such office or which may be assigned by the shareholders or Directors.

         Section 5.  TREASURER.

         The Treasurer shall: have the custody and control of all funds and securities belonging to the Company, except as otherwise provided by the Directors, and shall be responsible for all monies and other property of the Company in his custody; keep accurate accounts of the finances of the Company and hold the books and records open for inspection and examination of the Directors and any committee of shareholders appointed for such inspection, and shall present abstracts of said books and records at annual meetings of shareholders, or any other meetings requested; and perform all the duties usually incident to such office or which may be assigned by the shareholders or Directors. He shall give bond in such sum with such security as the Directors may require, if any, for the faithful performance of his duties.

         Section 6.  ASSISTANT AND SUBORDINATE OFFICERS.

         The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of directors may prescribe.

         The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         Section 7.  DUTIES OF OFFICERS MAY BE DELEGATED.

         In the absence of any officer of the Company, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director.

         Section 8.  CONTRACTS. CHECKS. NOTES AND OTHER INSTRUMENTS.

         All contracts, agreements and notes authorized by the Board of Directors shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by



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the President or Secretary. All checks shall be signed by at least two authorized persons. The Board of Directors may, however, authorize other officers to sign checks, drafts and orders for the payment of money, and may designate different combinations of officers and employees who may, in the name of the Company, execute checks, drafts, contracts, agreements and other instruments in its behalf.

                            ARTICLE IV Capital Stock
                            ---------- -------------

         Section 1. SHARE CERTIFICATES.

         Certificates for shares, certifying the number of fully-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Such certificates or shares shall be transferable in person or by attorney, but, except as hereinafter provided and in the case of lost, stolen, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the Company until the previous certificate, if any, given for the same, shall have been surrendered and canceled.

         Section 2.  LOST, MUTILATED OR DESTROYED CERTIFICATES.

         If any certificate for shares is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Company has been indemnified to its satisfaction and until it is protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

         Section 3. REGISTERED SHAREHOLDERS.

         A person in whose name shares are of record on the books of the Company shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Company nor any transfer agent of the Company shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or other wise, nor shall they be obliged to see the execution of any trust or obligation.


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                             ARTICLE V Miscellaneous
                             --------- -------------

         Section 1. RECORD DATE.

         The Directors may fix a date not exceeding sixty days preceding the date of any meeting of shareholders, the date for the payment of any dividend or the date for any other corporate action for which a record date is authorized by law, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meetings and any adjournment thereof, or entitled to receive payment of any such dividend or to participate in any such other corporate action, and in such case the shareholders of record on said date and only such shareholders shall be entitled to such notice of, and to vote any such meeting and any adjournment thereof, or to be entitled to receive payment of any such dividend or be entitled to participate in any such other corporate action.

         Section 2.  FISCAL YEAR.

         The fiscal year of the company shall end on December 31 of each year, or on such other days as may be fixed from time to time by the Board of Directors.

         Section 3.  AMENDMENTS.

         This Code of Regulations or any Article or Section hereof may be adopted, changed, repealed, or amended without a meeting by the written consent of the holders of two-thirds of the shares entitled to vote upon such proposal or by the holders of a majority of the shares entitled to vote upon such proposal at a meeting held for that purpose.



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